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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE as of the 1st day of January, 2003.

BETWEEN

                  STANTEC INC.
                  a corporation incorporated under the laws of Canada
                  ("STN")

                                     - and -

                  ANTHONY P. FRANCESCHINI
                  of the City of Edmonton, in the Province of Alberta (the "Executive")

      WHEREAS the Executive has represented that he has professional engineering and management skills relevant to STN's business; and

      WHEREAS STN desires to employ the Executive, and the Executive desires to accept such employment upon the terms and conditions hereinafter set forth;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, the parties agree as follows:

1.    EMPLOYMENT

1.1   EMPLOYMENT SERVICES

      STN hereby employs the Executive to perform the services described in Schedule "A" hereto and the Executive hereby accepts such employment by STN on the terms and conditions as herein provided, unless the parties hereto agree otherwise.

1.2   GENERAL DUTIES AND OBLIGATIONS OF EXECUTIVE

      The Executive:

      a) Shall provide his full-time services to STN, and undertake such assignments as STN may designate, in accordance with STN's policies and procedures in effect from time to time;

      b) During such time as the Executive's full-time services are made available to STN as aforesaid:

            (i) the Executive agrees that he will devote his time, energy and ability to the furtherance of the business success of STN; and

            (ii) the Executive will not, without the prior approval of STN, carry on or perform any professional or technical services for his own private advantage, and

      c) shall use his best efforts to promote the success of the business now or hereafter conducted by STN.

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1.3   TERM OF EMPLOYMENT

      Subject to Section 3.1 hereof, the employment of the Executive by STN on the terms and conditions set out in this Agreement shall commence on January 1, 2003 and shall continue in full force until December 31, 2008 unless, prior to such date, this agreement is modified by mutual written agreement between the Executive and STN or terminated by either party in accordance with the terms hereof.

1.4   CHANGE OF EMPLOYER

      The Executive covenants and agrees that in the event the Executive is employed at some later date by any of STN's subsidiary or affiliated companies (the "NEW EMPLOYER"), this Agreement is still in full force and effect, and shall be deemed to apply to the New Employer in the same manner and to the same extent as if the New Employer had signed this Agreement.

2.    REMUNERATION OF EXECUTIVE

2.1   REMUNERATION

      In consideration of the Executive providing the services described herein, STN shall cause to be paid to the Executive an amount determined and payable in accordance with Schedule "B" hereto.

2.2   OPTIONS

      Subject to Section 3.7, the Executive shall be granted options to purchase STN Common Shares as described on Schedule "C" hereto.

2.3   TRAVEL AND OTHER EXPENSES

      STN agrees to reimburse the Executive for travel and entertainment expenses actually and properly incurred by the Executive in the course of performing his services hereunder, such payment to be made within fourteen days of the Executive furnishing STN with reasonable supporting statements and vouchers in a form and manner acceptable to STN, acting reasonably

2.4   VACATION

      The Executive shall be entitled to take four weeks annual paid vacation, in accordance with STN policies in effect from time to time.

2.5   BENEFITS

      The Executive shall be entitled to receive benefits offered by STN to its Canadian employees as modified from time to time and as currently described on Stan Net.

3.    TERMINATION

3.1   TERMINATION BY STN WITH CAUSE

      STN may terminate the employment of the Executive for cause at any time and without notice and without any payment of any remuneration to him whatsoever save and except for annual Base Salary and Annual Bonus actually earned to the date of such termination, calculated in accordance with the provisions of Schedule "B" attached hereto.


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3.2   TERMINATION BY STN WITHOUT CAUSE

      Subject to Sections 3.3, 3.5 and 3.6 hereof, if STN terminates the employment of the Executive for any reason other than cause at any time during the term of this Agreement:

      a) STN shall cause to be paid to the Executive the annual Base Salary and Annual Bonus actually earned by the Executive to the date of termination together with a lump sum amount of $750,000, such lump sum payment to be paid on the date of such termination in lieu of all future payments for Base Salary, benefits and Annual Bonus, and

      b) The Executive shall be entitled to exercise all options vested to date together with all options which would otherwise have vested in the calendar year of termination.

3.3   TERMINATION ON DEATH OF EXECUTIVE

      The employment of the Executive shall be automatically terminated on death whereupon STN shall cause to be paid to the executor of his estate the annual Base Salary and Annual Bonus actually earned by the Executive to the date of death.

3.4   TERMINATION BY EXECUTIVE BY REASON OF CHANGE OF CONTROL OF STN

      a) In this Agreement, a change of control is deemed to have taken place if any one of the following occur after the effective date hereof:

            (i) a third person, including a person, firm, syndicate, group or corporation, becomes the beneficial owner, directly or indirectly, of shares of STN carrying more than 50% of the total number of votes that may be cast for the election of directors of STN; or

            (ii) a third person, including a person, firm, syndicate, group or corporation, becomes the beneficial owner, directly or indirectly, of shares of STN carrying more than 30% of the total number of votes that may be cast for the election of directors of STN and when nominees of the said 30% holder are elected as a majority of the STN Board of Directors.

      b) If during the term of this Agreement, there occurs a change of control of STN, the Executive shall, in his sole discretion and at any time within the six month period immediately following the date of such change of control, be entitled to terminate this Agreement and STN shall cause to be paid to the Executive the annual Base Salary and Annual Bonus actually earned by the Executive to the date of termination together with a lump sum of $750,000, such lump sum payment to be paid on the date of such termination in lieu of all future payments for Base Salary, benefits and Annual Bonus.

3.5   TERMINATION BY EXECUTIVE

      Subject to Section 3.4, the Executive may terminate this agreement for any reason by giving STN a written notice of his intention to terminate this Agreement. The effective date of termination of this Agreement shall be the later of the date set out in the written notice as the termination date, or eight weeks after the date the Executive gives STN the written notice, provided however, that in either case STN shall cause to be paid annual Base Salary and Annual Bonus actually earned by the Executive to the date of such termination.



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3.6   TERMINATION ON PERMANENT INCAPACITY OF EXECUTIVE

      The employment of the Executive shall be terminated if the Executive is unable by any reason of illness, disease, mental or physical disability or incapacity, or otherwise, to perform his services hereunder for a period of 180 days (whether or not consecutive) during any twelve month period, whereupon STN shall cause to be paid annual Base Salary and Annual Bonus actually earned by the Executive to the date of termination. Nothing herein, however, shall disentitle the Executive from any rights or entitlements to which the Executive may be entitled pursuant to the company benefits programs in the event that such permanent incapacity occurs.

3.7   EXECUTIVE'S OPTION RIGHTS

      The Executive and STN agree that the rights of the Executive to exercise options to purchase securities of STN are contained in a separate agreement and any limitation on the Executive's rights to exercise options by reason of termination are contained in such separate agreement and not in this Agreement.

4.    EXECUTIVE'S OBLIGATIONS

4.1   CONFIDENTIALITY

      The Executive covenants and agrees with STN that he will not, during his employment or at any time hereafter, disclose any confidential information concerning the business or businesses now or hereafter conducted by STN including information relating to pricing policies, marketing schemes and sales, distribution and client lists of such business or businesses to any person, except in the ordinary course of his employment with STN, nor shall he use the same for any purpose other than with respect to the business or businesses now or hereafter conducted by STN.

4.2   NON-COMPETITION

      The Executive acknowledges and agrees that in the performance of his duties he will necessarily acquire detailed knowledge of the business and affairs of STN and that STN will suffer harm in the event that such confidential information is disclosed to its competitors or in the event that the Executive uses such confidential information for any purpose other than the performance of his duties as an employee of STN. Therefore, the Executive covenants and agrees that for a period of two (2) years following termination of the Executive's employment with STN under this Agreement, he will not directly or indirectly as an owner, employee, servant, consultant, contractor, agent or otherwise, engage in business or otherwise provide services in competition with STN in the Provinces of Alberta, British Columbia, Manitoba, Saskatchewan or Ontario.

      The foregoing restrictions also apply to other geographic areas, including international areas, for work in the following categories:

      a) work being done or started by STN or any of its affiliated or subsidiary companies;


      b) work for which a previous report or proposal has been prepared or submitted by STN or any of its affiliated or subsidiary companies within two (2) years prior to the termination of this Agreement; and

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      c)    work for which promotional efforts by STN or any of its affiliated or subsidiary companies, or any one in their employ, had occurred during the period of two (2) years prior to the termination of this Agreement.

      The Executive has read and understood the provisions of this Section 4.2, agrees with the restrictions set forth herein and agrees that the time period and geographic location restrictions are fair, reasonable and legitimately necessary for the protection of STN's interests. In the event a Court of competent jurisdiction declares the time period or geographic location restrictions to be unreasonable, the Executive and STN covenant and agree that the time period restriction shall be reduced to one (1) year and the geographic location restriction be limited to the Provinces of Alberta and Ontario. In the further event that a court of competent jurisdiction declares the reduced time period or geographic location restrictions to be unreasonable, the Executive and STN covenant and agree that the time period restriction shall be further reduced to six (6) months and the geographic location restriction be further limited to the Province of Alberta.

4.3   NON-SOLICITATION OF EMPLOYEES AND CLIENTS

      The Executive acknowledges and agrees that during the continuance of his employment and for a period of two (2) years thereafter, he will not, for his own private advantage, or for the advantage of any third party:

      a) hire any employee of STN or its affiliates or subsidiaries, or induce or attempt to induce any employee of STN or its affiliates or subsidiaries to leave their employment with STN; nor

      b) contact, solicit, sell, serve, divert or receive any business to or from any of the clients of STN or its affiliates or subsidiaries.

4.4   EXCEPTION FOR TERMINATION WITHOUT CAUSE

      In the event of the termination of this Agreement by STN without cause, the provisions of Sections 4.2 and 4.3 shall be limited to one (1) year (or such lesser period if applicable, as set out in Section 4.2 above).

4.5   STN INFORMATION

      All notes, records, working papers, files, research material, literature, drawings, computer software and other proprietary information ("STN's Information") accumulated or developed by the Executive in connection with his assignments at STN and any technological concepts or devices resulting therefrom, whether patentable or otherwise, are considered the property of STN and the Executive may not copy, secure, transmit, keep, store, gain from, sell or use STN's Information or property for any purposes other than in undertaking assignments at STN. To the extent necessary, the Executive covenants and agrees to execute and deliver to STN, or such of its subsidiaries or affiliates as STN directs, such documents or instruments as may be necessary to assign any of the rights or interests described in this section that are developed by the Executive.

4.6   STANTEC POLICIES

      The Executive agrees to comply with all policies and practices established by STN and communicated to the Executive from time to time. In the event of a conflict between

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      such policies and practices and this Agreement, the terms of this
      Agreement shall prevail.

5.    INTERPRETATION

5.1   CURRENCY

      Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.

5.2   SECTIONS AND HEADINGS

      The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule refers to the specified Article, Section or Schedule to this Agreement.

5.3   NUMBER, GENDER AND PERSONS

      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, incorporated organizations, governmental bodies and other legal or business entities.

5.4   ENTIRE AGREEMENT

      Effective January 1, 2003, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements (including the agreement between STN and the Executive dated April 1, 1998), understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

5.5   TIME OF ESSENCE

      Time shall be of the essence of this Agreement.

5.6   SEVERABILITY

      If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

5.7   APPLICABLE LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Alberta and all courts competent to hear appeals therefrom.

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5.8   SUCCESSORS AND ASSIGNS

      This Agreement shall enure to the benefit of and be shall binding on and enforceable by the parties and, where the context so permits, their respective heirs, legal representatives, successors and permitted assigns. The Executive may not assign any of his rights or obligations hereunder without the prior written consent of STANTEC.

5.9   AMENDMENT AND WAIVERS

      No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

5.10  NOTICE

      a) Any notice or other written communication required or permitted hereunder shall be in writing and:

            (i) delivered personally to the party or, if the party is a corporation, to an officer of the party to whom it is directed;

            (ii) sent by registered mail, postage prepaid, return receipt requested (provided that such notice or other written communication shall not be forwarded by mail if on the date of mailing the party sending such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, including the existence of an actual or imminent postal service disruption in the city from which such communication is to be mailed or in which the address of the recipient is found); or

            (iii) sent by facsimile, confirmation of delivery requested.

      b) All such notices shall be addressed to the party to whom it is directed at the following address:

            (i)   If to the Executive:    427 Osborne Crescent
                                          Edmonton AB T6R 2C3
                                          Fax No. (780) 988-4800

            (ii)  If to STN:              Attention: Chairman of the Board
                                          #200 10160 112 Street
                                          Edmonton AB  T5K 2L6
                                          Fax No. (780) 917-7330

      c) Any party may at any time change its address hereunder by giving notice of such change of address to the other party or parties in the manner specified in this section. Any such notice or other written communication shall, if mailed or given by facsimile, be effective on the day it is first attempted to be delivered to such party at such address (whether or not such delivery takes place), and if given by personal delivery, shall be effective on the day of actual delivery.


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5.11  FURTHER ASSURANCE

      Each of the parties shall execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this agreement.

5.12  EXECUTION

      This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

5.13  LEGAL ADVICE

      The Executive hereby represents and warrants to STN and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by STN from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.

      IN WITNESS WHEREOF the parties have executed this Agreement on __________ ___________with effect as of the date first above written.

                                          STANTEC CONSULTING LTD.

                                          Per: /s/ Ronald P. Triffo
                                               ---------------------------------
                                               Ronald P. Triffo, Chairman

SIGNED, SEALED AND DELIVERED          )
in the presence of:                   )
                                      )
/s/ Eva Adler                         )        /s/ Anthony P. Franceschini
--------------------------------      )        ---------------------------------
Witness                               )        Anthony P. Franceschini

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                                  SCHEDULE "A"

EMPLOYMENT SERVICES

The Executive shall serve as President and Chief Executive Officer of the Corporation and, as such, shall perform services commensurate with such position.

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                                  SCHEDULE "B"

REMUNERATION

1. STN shall cause to be paid to the Executive as his remuneration an amount equal to the aggregate of the following amounts:

            a.    an annual base salary (the "Base Salary") of $375,000; and

            b. an "Annual Bonus" equal to 1.5% of annual income of STN before employee performance bonuses, executive bonuses and taxes.

PAYMENT DATES

1.    The Base Salary shall be paid on a bi-weekly basis.

2. The Annual Bonus payable to the Executive by STN in respect of any fiscal year of STN shall be payable annually not later than 180 days after the end of each fiscal year.

3. Any Annual Bonus unpaid when due shall accrue interest at a rate of CIBC Prime plus 2% until paid.

4. In the event that the employment of the Executive is terminated at a date other than at the end of STN's fiscal year, the Annual Bonus earned by the executive in the year of termination shall be equal to the product of the full-year Annual Bonus that would otherwise have been payable to the Executive for the year in which the termination occurs, multiplied by a factor of the number of days in the year prior to the date of termination divided by three hundred and sixty-five (365).

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                                  SCHEDULE "C"

SHARE OPTIONS

Pursuant to Section 2.2 of the Agreement, the Executive shall be granted options as follows:

NUMBER OF OPTIONS                 STRIKE PRICE              VESTING DATE     EXPIRY DATE
------------------------  ------------------------------  ---------------  ---------------
30,000 issued January 3,  STN price at close of market    January 3, 2004  January 3, 2010
2003                      on January 2, 2003

30,000 issued January 3,  STN price at close of market    January 3, 2005  January 3, 2011
2003                      on January 2, 2003 plus two
                          dollars and seventy-five cents

30,000 issued January 3,  STN price at close of market    January 3, 2006  January 3, 2012
2003                      on January 2, 2003 plus five
                          dollars and fifty cents

30,000 issued January 3,  STN price at close of market    January 3, 2007  January 3, 2013
2003                      on January 2, 2003 plus eight
                          dollars and twenty-five cents

30,000 issued January 3,  STN price at close of market    January 3, 2008  January 3, 2013
2003                      on January 2, 2003 plus eleven
                          dollars

The options shall be issued in accordance with the provisions of the Stantec ESOP, a copy of which has previously been delivered to the Executive, provided that:

      a) all such options shall be issued and vest immediately in the event of a change of control of STN as defined in Section 3.4 of this Agreement; and

      b) in the event of the Executive's death or the termination of his employment by the Corporation other than for cause prior to the exercise of these options:

                  i. all such options which have vested on or before the date of the Executive's death or the termination of his employment shall not terminate or cease to exist and may be exercised at any time prior to their expiry date by the Executive or his legal representative as applicable; and

                  ii. all such options which have not vested on or before the date of the Executive's death or the termination of his employment shall terminate and cease to exist.

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